Exhibit 99.3

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of December 7, 2006

THE BANK OF NEW YORK
(“Party A”)	and
LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Supplemental Interest Trust (the “Trust”)

(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.                   Interpretation

(a)                 Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                 Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                 Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                   Obligations

(a)                 General Conditions.

(i)       Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)     Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)    Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

THE BANK OF NEW YORK

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Supplemental Interest Trust (the “Trust”)

By: /s/ David Almelda Name: David Almelda Title: M.D. Date: 12/5/06	By: /s/ Rita Lopez Name: Rita Lopez Title: Vice President Date: December 7, 2006

Rate Swap Schedule

SCHEDULE

to the

Master Agreement

dated as of December 7, 2006

between

The Bank of New York	and

LASALLE Bank National ASSOCIATION, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 (the “Supplement Interest Trust”)

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of:

Section 5(a)(v),             Not applicable

Section 5(a)(vi),            Not applicable

Section 5(a)(vii),           Not applicable

Section 5(b)(iv),            Not applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),             Not applicable

Section 5(a)(vi),            Not applicable

Section 5(a)(vii),           Not applicable

Section 5(b)(iv),            Not applicable

(b)   "Specified Transaction" will not apply to Party A or to Party B.

(c)   Certain Events of Default.  The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

Section 5(a)(ii) (Breach of Agreement) will apply to Party A and will not apply to Party B; except that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with Part 5(b) herein.

Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of the credit support annex entered into between Party A and Party B in relation to this Agreement.

Section 5(a)(iv) (Misrepresentation) will not apply to Party B and will apply to Party A.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party B and will apply to Party A with a threshold amount equal to three percent (3.0%) of the applicable Relevant Entity’s shareholders’ equity and “Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement (but excluding deposits).

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to any proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the PSA (as defined below) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B per the foregoing.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and to Party B.

Notwithstanding anything to the contrary in Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default unless (A) the Second Trigger Failure Condition applies and at least 30 Local Business Days (10 Local Business Days when the Second Trigger Failure Condition relates only to S&P ratings and 30 calendar days when the Second Trigger Failure Condition relates only to Fitch ratings) have elapsed since the last time the Second Trigger Failure Condition did not apply and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(d)   Termination Events.  The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B; provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and will not apply to Party B; provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which Party A is the Affected Party.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)   The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f)    Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)    Market Quotation will apply.

(ii)   The Second Method will apply.

(g)   "Termination Currency" means United States Dollars.

(h)   Timing of Party B Termination Payment.  If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(i)    Additional Termination Events.  The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

(i)    First Rating Trigger Collateral Failure.  (A) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with any Credit Support Document and either (B) (i) the Second Trigger Failure Condition does not apply or (ii) less than 30 Local Business Days (30 calendar days with respect to S&P and/or Fitch ratings) have elapsed since the last time the Second Trigger Failure Condition  did not apply.  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(i)(i).

(ii)   Replacement Available.  (A) No Relevant Entity (as defined in Part 5(b) below) is maintaining the Second Trigger Required Ratings and (i) 30 or more Local Business Days have elapsed since the last time any Relevant Entity maintained the Second Trigger Required Ratings where the failure to maintain Second Trigger Required Ratings relates to Moody’s ratings, (ii) 30 or more calendar days have elapsed since the last time any Relevant Entity maintained the Second Trigger Required Ratings where the failure to maintain Second Trigger Required Ratings relates to Fitch ratings, (iii) 10 Local Business Days have elapsed since the last time any Relevant Entity maintained the Second Trigger Required Ratings where the failure to maintain Second Trigger Required Ratings relates to S&P ratings or (iv) if the failure to maintain Second Trigger Required Rating relates to the ratings by more than one of Moody’s, S&P and Fitch, the shortest applicable period described in clauses (i) through (iii) above have elapsed since the last time any Relevant Entity maintained the Second Trigger Required Ratings, and (B) (i) at least one Eligible Replacement (as defined in Part 5(b) below) has made a Firm Offer (as defined in Part 5(b) below) (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e) below and/or (ii) at least one entity that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(i)(ii).

(iii)  Amendment Without Consent.  The Pooling and Servicing Agreement dated as of December 1, 2006, among WaMu Asset Acceptance Corp. as Depositor, Washington Mutual Bank as Seller and Servicer, Christiana Bank & Trust Company as Delaware Trustee for the Trust (the “Trust”), LaSalle Bank National Association as Trustee for the Trust and Supplemental Interest Trust Trustee (the “Supplemental Interest Trust Trustee”) for the Supplemental Interest Trust, as amended and supplemented from time to time (the “PSA”) or other transaction document is amended or modified (other than amendments and modifications solely to replace the Depositor, Seller, Servicer, Trustee or Delaware Trustee) without the prior written consent of Party A, where such consent is required under the terms of the PSA, provided in each case that such amendment or modification is materially adverse to the interests of Party A.

(iv)  Trust Termination.  The Trust is terminated pursuant to the PSA.

(v)   Securitization Unwind.  Notice has been given by the Terminator of its intention to terminate the Trust pursuant to Section 9.01(b) of the PSA; provided that the Early Termination Date may not be earlier than the date on which the Certificates will be retired pursuant to Section 9.01(a) of the PSA.

(vi)  Regulation AB.  Party A fails to satisfy its obligations under Section 2 of that certain Indemnification and Disclosure Agreement dated as of December 7, 2006 (the “IDA”) between Party A and Washington Mutual Bank.  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(vi).

Notwithstanding anything in Section 6 of the Master Agreement to the contrary, any amounts due as result of the occurrence of an Additional Termination Event described in Part 1(i)(iv) or Part 1(i)(v) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date.

Part 2

Tax Representations.

(a)   Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)    Party A makes no representation(s) for the purpose of Section 3(e) of this Agreement.

(ii)   Party B makes no representations for the purpose of Section 3(e) of this Agreement.

(b)   Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)       Party A makes the following representation(s) for the purpose of Section 3(f) of this Agreement:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)     Party B makes no representations for the purpose of Section 3(f) of this Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B

Subject to Section 4(a)(iii), an Internal Revenue Service Form W-9 as applicable or any successor form or any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding on account of any Tax.

(i) promptly upon reasonable demand by a party and (ii) promptly upon learning that any such document previously provided by a party has become obsolete or incorrect.

(b) Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Documentation which sets forth the authority of each signatory to this Agreement and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.	Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B

Incumbency certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes
Party A and Party B

An executed copy of the Indemnification and Disclosure Agreement relating to the Preliminary Prospectus Supplement or Free Writing Prospectus, as applicable, and the Prospectus Supplement (each as defined in the PSA).

		On the date of such Preliminary Prospectus Supplement, Free Writing Prospectus or Prospectus Supplement, as applicable.	No
Party A and B

An opinion of counsel to such party reasonably satisfactory in form and substance to the other party, and, in the case of Party B, opinions of counsel relating to the PSA and other deal documents, including this Agreement and the CSA, reasonably satisfactory in form and substance to Party A.

		Concurrently with the execution and delivery of the Confirmation.	No
Party B	An executed copy of the PSA and other deal documents related to this Transaction.	As soon as possible following Party B’s receipt of same.	No
Party B

Each material amendment, supplement or waiver of the PSA, as proposed from time to time, or any other amendment or modification of the PSA that requires the written consent of Party A under the terms of the PSA.

		Promptly upon learning of any proposed amendment, supplement or waiver.	No

Part 4.

Miscellaneous.

(a)   Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

      (1)     Address for notices or communications to Party A (notice shall not be given by facsimile):

Address:                The Bank of New York

Global Risk Management Services

Global Markets Division

32 Old Slip, 15th Floor

New York, New York 10286

Attention:              Stephen M. Lawler, Managing Director

Telex No.:               TRT 17763             Answerback:         BONY UT

Telephone No.:     (212) 804-2137

Specific Instructions:  Notwithstanding the foregoing, the address for notices to Party A for any FX Transaction or Currency Option Transaction is as set forth in the Confirmation for such FX Transaction or Currency Option Transaction; and provided, further, that any notice sent to Party A under Sections 5, 6 or 13 (b) shall also be copied to:  The Bank of New York, One Wall Street, 10th Floor, New York, New York 10286, Attn:  General Counsel.

Party B:          LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Supplemental Interest Trust

Global Securities and Trust Services

135 South LaSalle Street

Suite 1511

Chicago, Illinois 60603

Fax:  312-904-1368

Phone:  312-904-6257

Attention:  Washington Mutual Asset-Backed Certificates

                   WMABS Series 2006-HE5 Supplemental Interest Trust

(b)   Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and will act through its New York offices (for all Transactions).

Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)    Credit Support Document. Credit Support Document means

With respect to Party A:  The credit support annex entered into between Party A and Party B.

With respect to Party B:  The credit support annex entered into between Party A and Party B.

(g)   Credit Support Provider.

Credit Support Provider means in relation to Party A:  (1) Party A in its capacity as a party to the credit support annex entered into between Party A and Party B in relation to this Agreement and (2) the guarantor under any Eligible Guarantee.

Credit Support Provider means in relation to Party B:  Party B in its capacity as a party to the credit support annex entered into between Party A and Party B in relation to this Agreement.

(h)   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)    Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j)    "Affiliate." will have the meaning specified in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(k)   Failure to Pay or Deliver.  The word “third” shall be replaced by the word “first” in the third line of Section 5(a)(i) of this Agreement.

(l)    Single Agreement.  Section 1(c) of this Agreement is amended by the addition of the words “, the credit support annex entered into between Party A and Party B with respect to this Master Agreement” after the words “Master Agreement”.

(m)  Local Business Day.  The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation.”

(n)   Right to Terminate Following Termination Event.  Section 6(b)(ii) of this Agreement is amended by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party”.

Part 5.

Other Provisions.

(a)   Definitions.

        Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the PSA.  In the event of any inconsistency between the terms of this Agreement and the terms of the PSA, this Agreement will govern.

(b)    Downgrade Provisions.

(ii)   Second Trigger Failure Condition.  So long as a Second Trigger Failure Condition has occurred and is continuing, Party A shall use commercially reasonable efforts to, as soon as reasonably practicable, either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement, or (ii) transfer its obligations under this Agreement in accordance with Part 5(e) below.

(iii)  Distribution Priorities.  For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a First Trigger Condition or a Second Trigger Condition, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Article IV of the PSA.

(iv) Downgrade Definitions.

(A)      A “First Trigger Failure Condition” occurs at any time that no Relevant Entity maintains the First Trigger Required Ratings.

(B)       “First Trigger Required Ratings” means with respect to an entity (A) either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s, (B) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated "A‑1" or above by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated "A+" or above by S&P and (C) either (i) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated by Fitch, such Fitch short-term rating is “F1” or above and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “A” or above by Fitch or (ii) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are not rated by Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “A” or above by Fitch.

(C)       A “Second Trigger Failure Condition” occurs at any time that no Relevant Entity maintains the Second Trigger Required Ratings.

(D)      “Second Trigger Required Ratings” means with respect to an entity (A) either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated "BBB-" or above by S&P, and (C) either (i) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated by Fitch, such Fitch short-term rating is “F2” or above and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “BBB+” or above by Fitch or (ii) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are not rated by Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “BBB+” or above by Fitch.

(E)       “Eligible Guarantee” means an unconditional and irrevocable guarantee (i) that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, (ii) if such guarantee is provided in connection with a First Trigger Failure Condition or a Second Trigger Failure Condition that relates to S&P and/or Fitch ratings, that satisfies the Rating Agency Condition, and (iii) that either (A) is the subject of a law firm legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

(F)       “Fitch” means Fitch, Inc.

(G)       “Moody’s” means Moody's Investors Service, Inc.

(H)      “Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(I)        “S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

(J)        “Eligible Replacement” means an entity (A) that satisfies the Hedge Counterparty Ratings Requirement or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings.

(K)      “Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(L)       “Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(M)     The “Hedge Counterparty Ratings Requirement” means with respect to an entity, (A) either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, (B) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated "A‑1" or above by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated "A+" or above by S&P and (C) either (i) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated by Fitch, such Fitch short-term rating is “F1” or above and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “A” or above by Fitch or (ii) where the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are not rated by Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “A” or above by Fitch.

(c)   Additional Representations.  Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi)        Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(vii)       Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii)      Relationship between Party A and Party B.  Each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)           Principal. Party A is acting as principal and not as agent when entering into this Agreement and each Transaction.  Party B is acting not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5.

(2)           Non-Reliance. Party A is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  Party B is acting not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)           Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)           Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)   Section 1(c).  For purposes of Section 1(c) of the Agreement, the Transaction with BNY Reference Number 38609 shall be the sole Transaction under the Agreement.

(e)   Transfer.

(i)    Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 5(e)(ii) and Part 5(e)(v) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B (it being understood that obtaining the prior written consent of Party B shall not relieve Party A of its obligations under Section 6(b)(ii), Part 5(e)(ii), below, or Part 5(e)(v), below, as applicable).

(ii)   Subject to Part 5(z), Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through an assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) the Transferee, as of the date of the transfer, must not, as a result thereof, be required to withhold or deduct on account of Tax under this Agreement unless such Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement with respect of such Tax, (C) the transfer to the Transferee must not lead to a Termination Event or Event of Default occurring with respect to this Agreement, and (D) the Transferee, as of the date of the transfer, must enter into a new indemnification and disclosure agreement with substantially the same terms as the existing IDA; provided that satisfaction of the Rating Agency Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the Transferee of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide prior written notice to Rating Agencies with respect thereto).  Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)  If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e)(ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iv)  Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 5(e) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(v)   In addition, Party A may transfer this Agreement without the prior written consent of Party B but with prior written notice to S&P, Moody’s, Fitch and the Supplemental Interest Trust Trustee, to an Affiliate of Party A if: (i) such Affiliate has the First Trigger Required Ratings or has furnished an Eligible Guarantee provided by a guarantor that satisfies the Hedge Counterparty Ratings Requirement, (ii) the transfer to such Affiliate does not lead to a Termination Event or Event of Default occurring with respect to this Agreement, (iii) as of the date of the transfer, such Affiliate assumes all continuing obligations of Party A, if any, under the IDA, and (iv) as of the date of the transfer, such Affiliate will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless such Affiliate will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement with respect of such Tax; provided that satisfaction of the Rating Agency Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to Rating Agencies with respect thereto).

(f)    Supplemental Interest Trust Trustee Capacity.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by LaSalle Bank National Association (“LaSalle”) not individually or personally but solely as Supplemental Interest Trust Trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by LaSalle but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the PSA.

(g)   Party B Representations.  In lieu of the representations set forth in Sections 3(a)(i) and 3(a)(ii) of this Agreement, Party B makes the following representations:

(i)    Status.  The Supplemental Interest Trust Trustee is trustee of the Supplemental Interest Trust under the PSA.  It is a national banking association validly existing under the laws of the United States; and

(ii)   Powers. In its capacity as supplemental interest trustee of the Supplemental Interest Trust, the Supplemental Interest Trust Trustee has power under the PSA to execute this Agreement and any other documentation relating to this Agreement that the Supplemental Interest Trust Trustee is executing and delivering on behalf of the Supplemental Interest Trust, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of the Supplemental Interest Trust) under this Agreement and any obligations (on behalf of the Supplemental Interest Trust) under any Credit Support Document to which the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

(h)   Proceedings.  Without impairing any right afforded to it under the PSA as a third party beneficiary, no Relevant Entity nor any Affiliate of any Relevant Entity shall institute against or cause any other person to institute against, or join any other person in instituting against the Supplemental Interest Trust or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates.  Nothing shall preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i)    Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(j)    Pooling and Servicing Agreement.  Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the PSA.  Capitalized terms used in this Agreement that are not defined herein and that are defined in the PSA shall have the respective meanings assigned to them in the PSA.

(k)   No Set-off.

(i)    All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6, Part 5(y)(vi) below, or paragraphs 8(a) and 8(b) of the credit support annex.

(ii)   Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(l)    Reserved.

(m)  Regarding Party A.  Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for:  (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class A Certificates, the Class B Certificates and the Mezzanine Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n)   Rating Agency Condition.  Without prejudice to Section 9 of this Agreement, but subject to Part 5(e), this Agreement will not be amended or the rights and obligations of Party A hereunder shall not be assigned to another person unless the Rating Agency Condition is satisfied with respect to such amendment or transfer.  “Rating Agency Condition” means, with respect to any particular proposed transfer, act or omission to act hereunder that the party acting or failing to act must consult with each of S&P and Fitch then providing a rating of the Class A Certificates, the Class B Certificates and the Mezzanine Certificates and receive a prior written confirmation from each of such Rating Agencies that S&P or Fitch will not downgrade or withdraw its then-current ratings of any outstanding Class A Certificates, the Class B Certificates and the Mezzanine Certificates.

(o)   Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-” and (ii) deleting the final paragraph thereof.

(p)   Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(q)   Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

(r)    Independent Reliance.  The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g):

(g)       Independent Reliance.   Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party.  Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party.

(s)   Escrow Payments.  If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(t)    Method of Notice.  Section 12(a)(ii) of this Agreement is deleted in its entirety.

(u)   USA PATRIOT Act Notice.  Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(v)   Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

        The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(w)  Tax.

(i)    Indemnifiable Tax.  Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(ii)   Gross Up.  Section 2(d)(i)(4) of this Agreement shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(x)    Limited Recourse.  The liability of Party B under this Agreement is limited in recourse to the assets of the Supplemental Interest Trust, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the PSA.  Upon application of and exhaustion of all of the assets of the Supplemental Interest Trust (and proceeds thereof) in accordance with the PSA, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.  Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the PSA.

(y)   Calculations.  Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:

(i)      The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(ii)     The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, provided that:

(a)                 If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations and

(b)                 If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)      For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 5(y), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv)      At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)       if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)      If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(z)    Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(e)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

THE BANK OF NEW YORK	LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5
By: /s/ David Almelda Name: David Almelda Title: M.D.	By: /s/ Rita Lopez Name: Rita Lopez Title: Vice President

Elections and Variables
to the 1994 ISDA Credit Support Annex

dated December 7, 2006
between

THE BANK OF NEW YORK	and

LASALLE Bank National ASSOCIATION, not in its individual capacity but solely as Supplemental Interest Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 (the “Supplemental Interest Trust”)

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)           Security Interest for "Obligations".

                The term "Obligations" as used in this Annex includes the following additional obligations:

                With respect to Party A:     None.

                With respect to Party B:      None.

(b)           Base Currency and Eligible Currency

(i)            “Base Currency” means United States dollars (“USD”).

(ii)           “Eligible Currency” means the Base Currency and any other currency from time to time acceptable to the Secured Party for the purposes of this Annex.

(iii)          “Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

(c)               Credit Support Obligations.

                (i)            Delivery Amount, Return Amount and Credit Support Amount.

(A)          “Delivery Amount” has the meaning specified in Paragraph 3(a) except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date commencing no later than the Local Business day next following the Valuation Date falling, in the case of a First Trigger Failure Condition, on the 30th calendar day or the next day thereafter that is a Local Business Day (or, in the case of a First Trigger Failure Condition that relates solely to a failure to satisfy the Moody’s component of the First Trigger Required Ratings, the 30th Local Business Day), or, in the case of a Second Trigger Failure Condition, promptly, after publication by the applicable Rating Agency of the applicable change in rating”.

(B)           "Return Amount" has the meaning specified in Paragraph 3(b).

(C)           “Credit Support Amount” has the meaning specified in Paragraph 13(k), below.

(ii)         Eligible Credit Support.  The following items will qualify as “Eligible Collateral” for the Party A, with the applicable Valuation Percentage indicated in the following table.  When a First Trigger Failure Condition or a Second Trigger Failure Condition exists solely because no Relevant Entity satisfies the S&P or the Fitch components of the First Trigger Required Ratings or the Second Trigger Required Ratings, as applicable, then the Valuation Percentages indicated under the heading “S&P/Fitch Valuations” shall apply.  When a First Trigger Failure Condition or a Second Trigger Failure Condition exists solely because no Relevant Entity satisfies the Moody’s component of the First Trigger Required Ratings or the Second Trigger Required Ratings, as applicable, then the appropriate Valuation Percentages indicated under the heading “Moody’s Valuations” shall apply.  In all other cases, applicable Valuation Percentage shall be the lower of the applicable Valuation Percentage indicated in under the heading “Moody’s Valuations” and the Valuation Percentage indicated in under the heading “S&P/Fitch Valuations.”

	Moody’s Valuations				S&P/Fitch Valuations
Instrument	Valuation Percentages applicable when a First Trigger Failure Condition (but not a Second Trigger Failure Condition) exists, where the Valuation Date means		Valuation Percentages applicable when a Second Trigger Failure Condition Exists, where the Valuation Date means		Valuation Percentages applicable when a First Trigger Failure Condition Exists or a Second Trigger Failure Condition Exists
	Daily*	Weekly**	Daily*	Weekly**
U.S. Dollar Cash	100%	100%	100%	100%	100%
Euro Cash	98%	97%	94%	93%	89.8%
Sterling Cash	98%	97%	95%	94%	91.9%
Fixed-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity of:
<1 Year	100%	100%	100%	100%	98.6%
1 to 2 years	100%	100%	99%	99%	97.3%
2 to 3 years	100%	100%	98%	98%	95.8%
3 to 5 years	100%	100%	97%	97%	93.8%
5 to 7 years	100%	100%	96%	95%	91.1%
7 to 10 years	100%	100%	94%	94%	90.3%
10 to 20 years	100%	100%	90%	89%	86.9%
> 20 years	100%	100%	88%	87%	84.6%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	100%	99%	99%	0%
Fixed-Rate U.S. Dollar Denominated U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	100%	99%	99%	98%
1 to 2 years	100%	100%	99%	98%	96.8%
2 to 3 years	100%	100%	98%	97%	96.3%
3 to 5 years	100%	100%	96%	96%	92.6%
5 to 7 years	100%	100%	93%	94%	90.3%
7 to 10 years	100%	100%	93%	93%	86.9%
10 to 20 years	100%	100%	89%	88%	81.6%
> 20 years	100%	100%	87%	86%	77.9%
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	100%	98%	98%	0%
Fixed-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s and AAA or Above by S&P with Remaining Maturity:
< 1 Year	98%	97%	94%	93%	98%
1 to 2 years	98%	97%	93%	92%	96.3%
2 to 3 years	98%	97%	92%	91%	95.8%
3 to 5 years	98%	97%	90%	89%	89.3%
5 to 7 years	98%	97%	89%	87%	85.7%
7 to 10 years	98%	97%	88%	86%	80.7%
10 to 20 years	98%	97%	84%	82%	74.8%
> 20 years	98%	97%	82%	80%	72.5%
Floating-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s
All maturities:	98%	97%	93%	92%	0%
Fixed-Rate Sterling Denominated United Kingdom Gilts with Remaining Maturity:
< 1 Year	98%	97%	94%	94%	0%
1 to 2 years	98%	97%	93%	93%	0%
2 to 3 years	98%	97%	92%	92%	0%
3 to 5 years	98%	97%	91%	91%	0%
5 to 7 years	98%	97%	90%	90%	0%
7 to 10 years	98%	97%	89%	89%	0%
10 to 20 years	98%	97%	86%	88%	0%
> 20 years	98%	97%	84%	84%	0%
Floating-Rate Sterling Denominated United Kingdom Gilts
All maturities:	98%	97%	94%	93%	0%
Qualified Commercial Paper
	TBD	TBD	TBD	TBD	99%

* For the purposes of the above table, “Daily” is applicable when the “Valuation Date” has been defined in this Credit Support Annex to mean each Local Business Day which if treated as a Valuation Date would result in a Delivery Amount or Return Amount.

** For the purposes of the above table, “Weekly” is applicable when the “Valuation Date” has been defined in this Credit Support Annex to mean the first Local Business Day in each week which if treated as a Valuation Date would result in a Delivery Amount or Return Amount.

For the purposes of the above table, “Qualified Commercial Paper” means demand and time deposits in, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance and with a remaining time to maturity of no more than 30 days issued by, or federal funds sold by any U.S. federal or state depository institution or trust company, (i) the commercial paper and/or debt obligations of which (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a rating of “A-1+” by S&P and (ii) a rating of “AAA” by Fitch with respect to long-term debt obligations and a rating of “A-1+” by Fitch for commercial paper and short-term obligations.

                (iii)          Thresholds.

(A)          “Independent Amount” means with respect to Party A:  Zero

                “Independent Amount”means with respect to Party B:  Zero

(B)           “Threshold” means with respect to Party A: infinity; provided that for so long as no Relevant Entity has the First Trigger Required Ratings and either (i) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed or (ii) at least 30 calendar days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings (or 30 Local Business Days if such failure to have the First Trigger Required Ratings relates solely to a failure to satisfy the Moody’s component of the First Trigger Required Ratings), or (iii) no Relevant Entity satisfies the S&P component of the Second Trigger Required Ratings, the Threshold with respect to Party A shall be zero.

                                                “Threshold” means with respect to Party B:  infinity.

(C)               “Minimum Transfer Amount” means: (A) with respect to Party A, USD 100,000; provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below USD 50,000,000, then the Minimum Transfer Amount shall mean USD 50,000; and (B) with respect to Party B, USD 100,000 (or if the Posted Collateral is less than USD 100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below USD 50,000,000, then the Minimum Transfer Amount shall mean USD 50,000 (or if the Posted Collateral is less than USD 50,000, the aggregate Value of Posted Collateral).

(D)              Rounding.  The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000.  The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(iv)         “Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 5(y) of the Schedule is deleted)” shall be inserted.

(c)           Valuation and Timing.

               (i)            “Valuation Agent” means Party A in all circumstances.

(ii)          “Valuation Date” means the each Local Business Day.

(iii)         “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)               “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)                 Value.  Clauses (i)(A) and (i)(B) of the definition of Value in Paragraph 12 of this Annex are replaced with the following:

“(A) Cash, the Base Currency Equivalent of the amount thereof multiplied by the applicable Valuation Percentage, if any; and

(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;”

(d)           Reserved.

(e)           Conditions Precedent and Secured Party’s Rights and Remedies.  None.

(f)         Substitution.

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

Consent.  If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d):  Inapplicable.

(g)           Dispute Resolution.

(i)            “Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)           Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date the Value of the outstanding Posted Credit Support will be calculated as follows:

(A)         with respect to any Eligible Credit Support comprising securities (“Securities”) the Base Currency Equivalent of the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(B)          with respect to any Cash, the Base Currency Equivalent of the amount thereof.

(iii)          Alternative.  The provisions of Paragraph 5 will apply.

(h)           Holding and Using Posted Collateral.

                (i)            Eligibility to Hold Posted Collateral; Custodians.  A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

(1)          Posted Collateral may be held only in the following jurisdiction: United States.

(2)             The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and a long term debt or a deposit rating of at least (i) “Baa2” from Moody’s, (ii) “A-1” from S&P and (iii) “A” from Fitch with a short term debt rating of at least “F1” from Fitch, or is the Trustee and (B) shall hold all Eligible Credit Support in a segregated Eligible Account, as defined in the PSA.

Initially, the Custodian for Cash and Securities for Party B is: The Trustee under the PSA, or any successor trustee thereto.

(ii)           Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(iii)          Notice.  If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(h), such party shall promptly notify the other party of such ineligibility.

(i)            Interest Amount.

(i)           Interest Rate. The “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

(ii)         Transfer of Interest Amount.  The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer,  provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)          Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(j)            Address for Transfers.

Party A:  To be notified to Party B by Party A at the time of the request for the transfer.

Party B:  To be notified to Party A by Party B upon request by Party A.

(k)           Other Provisions.

(i)            Transfer Timing.  The word “second” in the last line of Paragraph 4(b) shall be replaced with the word “first”.

(ii)           Events of Default.  Clause (iii) of Paragraph 7 shall not apply to Party A or to Party B.

(iii)          External Validation.  At any time that the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated "BBB" or lower by S&P, then Party A shall, at its own expense, on no less frequently than a monthly basis, obtain from a Reference Market Maker that is not an Affiliate of Party A, an external validation of Party A’s applicable calculations of Value and Exposure.  With respect to each external validation: (i) Party A must provide Party B with a copy of such validation when it provides notice of its applicable calculations to Party B pursuant to Paragraph 4 of this Credit Support Annex, (ii) Party A must obtain quotations from at least two Reference Market Makers each time a external validation is required and such validation shall be based on the quotation that calculates the largest Exposure (expressed as a positive number), and (iii) validations shall be provided by the same Reference Market Maker no more than four times in any twelve month period.  Copies of each external validation, along with Party A’s internal calculations of Value and Exposure shall be provided to S&P.  The calculation of Exposure shall be based on the greater of Party A’s internal calculations and the external validations.

(iv)          Cumulative Rights.  The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(v)           Credit Support Amount.

“Credit Support Amount” shall be the greatest of (a) the S&P Credit Support Amount, (b) the Fitch Credit Support Amount, and (c) the Moody’s Credit Support Amount.

(A)           “Moody’s Credit Support Amount”.  The Moody’s Credit Support Amount shall be calculated in accordance with the meaning of Credit Support Amount specified in Paragraph 3, provided however that only for the purpose of determining the Moody’s Credit Support Amount the words “the Secured Party’s Exposure” in the second line of the definition of Credit Support Amount shall be replaced with the words “the Additional Collateral Amount”.  For such purposes “Additional Collateral Amount” means:

(i)            for so long as (A) a Relevant Entity has the Second Trigger Required Ratings or (B) less than 30 Local Business Days have elapsed since a Relevant Entity had the Second Trigger Required Ratings, for any Valuation Date, for any Valuation Date, the greater of (i) zero and (ii) the sum of (A) the Secured Party’s Exposure for such date and (B) the product of (x) the Applicable Percentage for the Transaction indicated on Table A below and (y) the Notional Amount of the Transaction on such date; and

(ii)           for so long as no Relevant Entity has the Second Trigger Required Rating and 30 or more Local Business Days have elapsed since the last time a Relevant Entity had the Second Trigger Required Ratings, for any Valuation Date, the greatest of (i) zero, (ii) the amount of the next payment due to be paid by Pledgor with respect to the Transaction and (iii) the sum of (A) Secured Party’s Exposure for such date and (B) the product of (x) the Applicable Percentage for the Transaction indicated on Table B below and (y) the Notional Amount of the Transaction on such date.

Table A (First Trigger)
Weighted Average Life of Transaction	Applicable Percentage
<1 Year	0.15%
1 to 2 years	0.30%
2 to 3 years	0.40%
3 to 4 years	0.60%
4 to 5 years	0.70%
5 to 6 years	0.80%
6 to 7 years	1.00%
7 to 8 years	1.10%
8 to 9 years	1.20%
9 to 10 years	1.30%
10 to 11 years	1.40%
11 to 12 years	1.50%
12 to 13 years	1.60%
13 to 14 years	1.70%
14 to 15 years	1.80%
15 to 16 years	1.90%
16 to 17 years	2.00%
17 to 18 years	2.00%
18 to 19 years	2.00%
19 to 20 years	2.00%
20 to 21 years	2.00%
21 to 30 years	2.00%

Table B (Second Trigger)
Weighted Average Life of Transaction	Applicable Percentage
<1 Year	0.50%
1 to 2 years	1.00%
2 to 3 years	1.50%
3 to 4 years	1.90%
4 to 5 years	2.40%
5 to 6 years	2.80%
6 to 7 years	3.20%
7 to 8 years	3.60%
8 to 9 years	4.00%
9 to 10 years	4.40%
10 to 11 years	4.70%
11 to 12 years	5.00%
12 to 13 years	5.40%
13 to 14 years	5.70%
14 to 15 years	6.00%
15 to 16 years	6.30%
16 to 17 years	6.60%
17 to 18 years	6.90%
18 to 19 years	7.20%
19 to 20 years	7.50%
20 to 21 years	7.80%
21 to 30 years	8.00%

(B)           “S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(i)            (a) for any Valuation Date on which either (i) a First Trigger Failure Condition has occurred and been continuing for at least 30 calendar days or (ii) a Second Trigger Failure Condition relating to the failure of any Relevant Entity to satisfy the S&P component of the Second Trigger Required Ratings has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the product of the Volatility Buffer for the Transaction and the Notional Amount of the Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

(b) for any other Valuation Date, zero, over

(ii) the Threshold for Party A for such Valuation Date.

(C)           “Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(i)            (a) for any Valuation Date on which a First Trigger Failure Condition has occurred and been continuing for at least 30 calendar days, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the product of the Volatility Buffer for such Transaction and the Notional Amount of the Transaction for the Calculation Period of such Transaction which includes the Valuation Date, or

(b) for any other Valuation Date, zero, over

(ii) the Threshold for Party A for such Valuation Date.

(D)          “Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

Short-term credit rating of Party A’s Credit Support Provider	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
At least “A-2”	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(vii)         Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)          shall be given to or made at the following addresses:

                If to Party A:

                                As set forth in Part 4(a) of the Schedule.

                If to Party B:

                                As set forth in Part 4(a) of the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph)  to the other party;

(B)             shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(viii)        Costs of Transfer on Exchange.  Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or vice versa.

(ix)           Agreement as to Single Secured Party and Pledgor.  Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(x)            Trustee Capacity.  It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by LaSalle Bank National Association not individually or personally but solely as Supplemental Interest Trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the PSA.